Exhibit 4.2

Certain portions of this exhibit have been redacted in accordance with Item 601(a)(6) of Regulation S-K. This information is not material and disclosure of such information would constitute an unwarranted invasion of personal privacy. “[*]” indicates that information has been redacted.

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN LONGEVERON INC.’S PROSPECTUS DATED , 2023 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM OKAPI PARTNERS LLC, THE INFORMATION AGENT, BY CALLING (212) 297-0720 (BANKERS AND BROKERS) OR (844) 201-1170 (ALL OTHERS) OR BY EMAIL AT INFO@OKAPIPARTNERS.COM.

LONGEVERON INC.

Incorporated under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Class A common stock of Longeveron Inc.

Subscription Price: $           per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON                         , 2023, UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase one share of Class A common stock, par value $0.001 per share (a “share”) of Longeveron Inc., at a subscription price of $         per share (the “basic subscription right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Longeveron Inc. Transferable Subscription Rights Certificate” accompanying this Transferable Subscription Rights Certificate.

If any shares of Class A common stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their basic subscription rights, any Rights holder that exercises its basic subscription rights in full may subscribe for additional shares of Class A common stock pursuant to the terms and conditions of this Rights Offering, subject to proration, as described in the Prospectus (the “over-subscription privilege”).

The Rights represented by this Transferable Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Class A common stock in accordance with the Instructions referenced above that accompany this Transferable Subscription Rights Certificate.

This Transferable Subscription Rights Certificate is not valid unless countersigned by the subscription agent, Colonial Stock Transfer Company, Inc.

DATED:                                  , 2023

Chief Executive Officer	General Counsel and Corporate Secretary

Countersigned and Registered:

By:
Colonial Stock Transfer Company, Inc.

DELIVERY OPTIONS FOR TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

If delivering by hand delivery, first class mail or overnight courier:

Colonial Stock Transfer Company, Inc.
Attn: Amy Parker
7840 S 700 E.
Sandy, UT 84070

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

To the extent you subscribe for more shares of Class A common stock than you are entitled under either the basic subscription right or the over-subscription privilege, you will be deemed to have elected to purchase the maximum number of shares of Class A common stock for which you are entitled to subscribe under the basic subscription right or over-subscription privilege, as applicable. Fractional shares will not be issued. Any excess subscription payments received by the subscription agent will be promptly returned, without interest or penalty.

PLEASE FILL IN ALL APPLICABLE INFORMATION

FORM 1. TO SUBSCRIBE AND/OR SELL (by Holder)

Please use this Form if you are the holder named on this Rights Certificate and wish to exercise/sell your Rights.

A. Exercise of Basic Subscription Right

I subscribe for:	_____________________ (no. of shares)	x	__________________ (subscription price)	=	$____________________ (amount enclosed)

B. Exercise of Over-Subscription Privilege

If you have exercised your basic subscription right in full, above, and wish to subscribe for additional shares of Class A common stock for which you are otherwise allowed to subscribe, you may exercise your over-subscription privilege below.

I exercise:	________________	x	$	________________	=	$	________________
	(no. of shares)			(subscription price)			(amount enclosed)

C. Total Amount and Method of Payment

	Amount Enclosed	Method of Payment (check one):

basic subscription right:	$ _______________	☐ Check or bank draft drawn on a U.S. bank, or postal or express money order payable to “Colonial Stock Transfer Company, Inc., as subscription agent.”

over-subscription privilege:	$ _______________	☐ Wire transfer of immediately available funds directly to the escrow account maintained by an escrow agent retained by Colonial Stock Transfer Company, Inc., as subscription agent, on our behalf at Key Bank, 410 E. 400 S, Salt Lake City, Utah 84111, ABA #124000737, Acct. Name: Colonial Stock Transfer Escrow #23, Acct # [*], SWIFT: KEYBUS33, Colonial Stock Transfer FBO Longeveron Inc., with reference to the Rights holder’s name.
Total Amount Enclosed:	$ _______________

D. Sale of Rights

Please check as Applicable:	☐ Sell any remaining Rights
☐ Sell all of my basic subscription rights

TO SUBSCRIBE AND/OR SELL (by Holder). I acknowledge that I have received the Prospectus for this Rights Offering, and I hereby irrevocably subscribe for the number of shares of Class A Common Stock indicated above and/or irrevocably instruct you to sell the shares of Class A Common stock indicated above.

Signature of Holder(s)________________________________________________________________________________________

Telephone number: (______________) ______________________________________________________________________________________

PLEASE FILL IN ALL APPLICABLE INFORMATION

E-mail address: _______________________________________________________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Transferable Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 2A. TO TRANSFER SUBSCRIPTION RIGHTS

Please use this Form 2A if you are the holder named on this Rights Certificate and wish to transfer some or all of your Rights.

For value received, __________ of the Subscription Rights represented by this Rights Certificate are assigned to:

(Full Name and SSN/TIN of Assignee(s)): _____________________________________________________________________________________

(Full Address): _______________________________________________________________________________________________

Signature(s) of Assignee(s): _______________________________________________________________________________________________

E-mail address: _______________________________________________________________________________________________

Signature of Holder(s) _______________________________________________________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Transferable Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 2B. TO SUBSCRIBE AND/OR SELL (by Assignee)

Please use this Form 2B if Rights have been transferred to you by the holder named on this Rights Certificate pursuant to Form 2A above and you, as assignee, wish to exercise or sell some or all of such transferred Rights.

I hereby irrevocably subscribe for the number of shares of Class A Common Stock indicated in Forms 1.A and 1.B above and/or irrevocably instruct you to sell the number of shares of Class A Common stock indicated in Form D. above upon the terms and conditions specified in the Prospectus related thereto, receipt of which is acknowledged.

Signature of Assignee Subscriber(s):____________________________________________________________________________________

Telephone number: (_______________) ______________________________________________________________________________________

E-mail address: _______________________________________________________________________________________________

FORM 3. DELIVERY TO DIFFERENT ADDRESS

If you wish for the shares of Class A common stock underlying your Rights, a certificate representing unexercised Rights or any proceeds of any sale of Rights to be delivered to an address different from that shown on the face of this Transferable Subscription Rights Certificate, please enter the alternative address below, sign and have your signature guaranteed under Form 4.

Signature of Holder(s)_______________________________________________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Transferable Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4. SIGNATURE GUARANTEE

This form must be completed if you have completed Form 2.B or Form 3.

Signature Guaranteed: _________________________________________________

(Name of Bank or Firm)

By: ________________________________________________________________

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF LONGEVERON INC. TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT OKAPI PARTNERS LLC, THE INFORMATION AGENT, AT:

(212) 297-0720 (BANKERS AND BROKERS) OR
(844) 201-1170 (ALL OTHERS)
OR BY EMAIL AT INFO@OKAPIPARTNERS.COM.

THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON _____________, 2023 (UNLESS EXTENDED BY THE COMPANY AS DESCRIBED IN THE PROSPECTUS), AND THIS TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.

THE RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.